Exhibit 99.2

Sidus Space Announces Pricing of Public Offering

CAPE CANAVERAL, Fla., January 30, 2024 –Sidus Space, Inc. (Nasdaq: SIDU) (“Sidus” or the “Company”), a multi-faceted Space and Data-as-a-Service company, today announced the pricing of an underwritten public offering of 1,251,700 shares of its Class A common stock (or pre-funded warrants (“Pre-funded Warrants”) in lieu thereof). Each share of Class A common stock (or Pre-funded Warrant) is being sold at a public offering price of $4.50 per share (inclusive of the Pre-funded Warrant exercise price) for gross proceeds of $5,632,650, before deducting underwriting discounts and offering expenses. All of the shares of common stock and Pre-funded Warrants are being offered by the Company.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The offering is expected to close on February 1, 2024, subject to customary closing conditions.

ThinkEquity is acting as sole book-running manager for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-273430), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 26, 2023 and declared effective on August 14, 2023. The offering will be made only by means of a written prospectus. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC on its website at www.sec.gov. A final prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC and made available on the SEC’s website. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sidus Space

Sidus Space (NASDAQ: SIDU) is a Space and Data-as-a-Service satellite company focused on mission-critical hardware manufacturing; multi-disciplinary engineering services; satellite design, production, launch planning, mission operations; and in-orbit support. The Company is in Cape Canaveral, Florida, where it operates from a 35,000-square-foot manufacturing, assembly, integration, and testing facility focused on vertically integrated Space-as-a-Service solutions including end-to-end satellite support.

Sidus Space has a mission of Bringing Space Down to Earth™ and a vision of enabling space flight heritage status for new technologies while delivering data and predictive analytics to domestic and global customers. Any corporation, industry, or vertical can start their journey off-planet with Sidus Space’s rapidly scalable, low-cost satellite services, space-based solutions, and testing alternatives. More than just a “Satellite-as-a-Service” provider, Sidus Space is a trusted Mission Partner–from concept to Low Earth Orbit and beyond. Sidus Space is ISO 9001:2015, AS9100 Rev. D certified, and ITAR registered.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2022, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations

Valter Pinto

KCSA Strategic Communications

sidus@kcsa.com

(212) 896-1254

Media

Pam Davis

Sidus Space

Mediateam@sidusspace.com

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